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                                                                Exhibit No. 10.8
                                                                ----------------


                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 13th day of February, 1995, is entered into by MedChem Products, Inc., a Massachusetts corporation with its principal place of business at 232 West Cummings Park, Woburn, Massachusetts 01801 (the "Company"), and Timothy Patrick, residing at 3785 Newport Bay Drive, Alpharetta, Georgia 30202 (the "Employee").

          The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

          1.  Term of Employment.  The Company hereby agrees to employ the
              ------------------
Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on February 13, 1995 (the "Commencement Date") and ending on February 13, 1998 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

          2.  Title; Capacity.  The Employee shall serve as President of Gesco
              ---------------
International, Inc., a wholly owned subsidiary of the Company, or in such other position as the Company or its Board of
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Directors (the "Board") may determine from time to time.  The Employee shall be based at the Company's office in NorCross, GA. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board or such officer of the Company as may be designated by the Board.

          The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

      3.  Compensation and Benefits.
          -------------------------

          3.1  Salary.  The Company shall pay the Employee, in equal semimonthly
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installments or otherwise in accordance with the Company's standard payroll policies as such policies may exist from time to time (after withholding and other required deductions), an annual base salary of $165,000 for the one-year period commencing on the Commencement Date. Such salary shall be

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subject to adjustment upward thereafter, as determined by the Board, on an annual basis each year on the anniversary date of the Employee's original date of employment by the Company (September 15), but the Board shall not decrease the Employee's annual base salary at any annual review.

          3.2  Fringe Benefits.   The Employee shall be entitled to participate
               ----------------
in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall also be entitled to holidays and annual vacation leave in accordance with the Company's policy as it exists from time to time.

          3.3  Reimbursement of Expenses.  The Company shall reimburse the
               -------------------------
Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the
                                                   --------  -------
amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

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          4.  Employment Termination.  The employment of the Employee by the
              ----------------------
Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

              4.1  Expiration of the Employment Period in accordance with
Section 1;

              4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of failure of the Employee to perform his assigned duties for the Company (which failure continues for thirty (30) days following written notice thereof to the Employee), dishonesty, negligence or misconduct, (b) the breach by the Employee of Section 7 of this Agreement or any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Employee and the Company, or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

              4.3 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period, to perform the services contemplated under this Agreement. A determination of disability shall be made

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by a physician satisfactory to both the Employee and the Company, provided that
                                                                  -------- ----
if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

          4.4 At the election of either party, upon not less than thirty days' prior written notice of termination (the "Notice of Termination").

      5.  Effect of Termination.
          ---------------------

          5.1  Termination for Cause or at Election of Either Party.  In the
               ----------------------------------------------------
event the Employee's employment is terminated for cause pursuant to Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under
Section 3 through the last day of his actual employment by the Company (the "Date of Termination"). In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.4, the Company shall pay the Employee the compensation that would otherwise have been payable to the Employee, after withholding and other required deductions and in accordance with standard Company payroll policies and procedures, for a period of one year after the Date of Termination.

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          5.2  Termination for Death or Disability.  If the Employee's
               -----------------------------------
employment is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

          5.3  Survival.  The provisions of Sections 5, 6, 7 and 8 shall
               --------
survive the termination of this Agreement.

      6.  Change in Control.
          -----------------

          6.1 Notwithstanding the foregoing, in the event that the Employee's employment is terminated (i) by the Company pursuant to Section 4.4 or (ii) by the Employee pursuant to Section 4.4 for Good Reason (as defined in Section 6.4), in either case within 12 months following a Change in Control (as defined in Section 6.3) of the Company, the Company shall not be required to pay the Employee the compensation and benefits set forth in Section 5.1, but instead shall provide the Employee with the following benefits:

          (i) the Company shall pay to the Employee (A) the Employee's full base salary and all other compensation through the Date of Termination at the rate in effect at the time the Notice of Termination is given, no later than the fifth full day following the Date of Termination, plus all other amounts to which

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the Employee is entitled under any compensation plan of the Company at the time such payments are due and (B) if the Employee so elects, in lieu of his right to continue to receive deferred compensation under any deferred compensation plan of the Company then in effect, no later than the fifth full day following the Date of Termination, a lump-sum amount, in cash, equal to the deferred amounts together with any earnings credited on such amounts under such plan;

          (ii) for a 12-month period after termination, the Company will pay as severance pay to the Employee an amount equal to the sum of (A) the higher of
(x) the Employee's annual base salary in effect on the Date of Termination or
(y) the Employee's annual base salary in effect immediately prior to the Change in Control of the Company, plus (B) the higher of (x) the amount of the cash performance bonuses paid or awarded to the Employee with respect to the Company's most recent full fiscal year for which such a bonus was paid or awarded to the Employee or (y) the amount of cash performance bonuses paid or awarded to the Employee with respect to the Company's last full fiscal year prior to the Change in Control of the Company for which such a bonus was paid or awarded to the Employee, in each case after withholding and other required deductions and in accordance with standard Company payroll policies and procedures;

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

          (iii) all matching contributions by the Company accrued, but unvested, for the Employee's account under the Company's Savings and Investment (401(k)) Plan shall immediately vest, and the Company shall promptly pay all such previously unvested amounts into the Employee's account under such Plan;

          (iv) for a 12-month period after termination, the Company shall arrange to provide the Employee with life, disability, dental, accident, travel and group health insurance benefits substantially similar to those which the Employee was receiving immediately prior to the Notice of Termination. Notwithstanding the foregoing, the Company shall not provide any benefit otherwise receivable by the Employee pursuant to this paragraph (iv) if an equivalent benefit is actually received by the Employee during the 12-month period following his termination, and any such benefit actually received by the Employee shall be reported to the Company; and

          (v) for a six-month period after termination, the Company shall reimburse the Employee for reasonable fees and expenses incurred by him for the purpose of locating employment, including the fees and expenses of consultants and other persons retained by him for such purpose, promptly upon receipt by the Company of satisfactory evidence of payment of such fees and expenses.

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          6.2  In the event a Change in Control of the Company occurs during the
Employment Period, all options to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan or other employee benefit arrangement of the Company shall immediately vest and become fully exercisable in accordance with their terms.

          6.3  A "Change in Control" of the Company shall occur or be deemed to
                  -----------------
have occurred only if any of the following events occurs: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was

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

approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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          6.4  "Good Reason" means the occurrence after a Change in Control of
                -----------
the Company of any of the following circumstances:

               (i) any significant diminution in the Employee's position, duties, responsibilities, title or office as in effect immediately prior to a Change in Control;

               (ii) any reduction in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

              (iii) the failure of the Company to continue in effect any material compensation or benefit plan in which the Employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control or the failure by the Company to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Company's financial performance;

              (iv) the failure by the Company to continue to provide the Employee with benefits substantially similar to those

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enjoyed by the Employee under any of the Company's insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which he is entitled in accordance with the Company's normal vacation policy in effect at the time of the Change in Control or in accordance with any agreement between the Employee and the Company existing at the time of the Change in Control;

          (v) any requirement by the Company or of any person in control of the Company that the location at which the Employee performs his principal duties for the Company at the time of the Change in Control (the "Prior Location") be changed to a new location outside a radius of 50 miles from such Prior Location;

          (vi) any requirement by the Company or of any person in control of the Company that the Employee travels on an overnight basis to an extent not substantially consistent with his business travel obligations immediately prior to a Change in Control of the Company;

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          (vii)  the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement; or

          (viii) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9, which purported termination shall not be effective for purposes of this Agreement.

     7.   Non-Compete.
          -----------
          (a) For the purposes of this Agreement:

              (i) "Proprietary Information" means all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs, including, without limitation, inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs and customer and supplier lists.

             (ii) "Competing Products" means any products or processes of any person or organization other than the Company in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as the products or processes with which the Employee works during the time of his employment with the Company or about which

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he acquires confidential information through his work with the Company.

             (iii) "Competing Organization" means any person or organization engaged in, or about to become engaged in, research or development, production, distribution, marketing or selling of a Competing Product.

          (b) The Employee understands that information regarding the Company and its affiliates including, without limitation, Proprietary Information, is considered confidential to the Company and is of substantial commercial value to the Company. Any entrusting of such confidential information to the Employee by the Company is done so in reliance upon the confidential relationship arising from the terms of his employment with the Company. Therefore, in consideration of his employment with the Company, the Employee agrees that he will not render services of any nature, directly or indirectly, to any Competing Organization in connection with any Competing Product within such geographical territory as the Company and such Competing Organization are or would be in actual competition, for a period of one year, commencing on the date of termination of his employment. The Employee understands that services rendered to such Competing Organization may have the effect of supporting actual competition in various geographic areas, and may be prohibited by this Agreement regardless of the geographic area in which such services

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are physically rendered.  The Company may, in its sole discretion, elect to waive, in whole or in part, the obligation set forth in the previous sentence, such waiver to be effective only if given in writing by the Company.

     8.   Confidentiality and Assignment of Inventions.  The Employee
          --------------------------------------------
acknowledges that he has, on or prior to the date of this Agreement, executed and delivered to the Company a Non-Disclosure Agreement (the "Confidentiality Agreement"). The Employee hereby affirms and ratifies his obligations thereunder.

     9.   Notices.  All notices required or permitted under this Agreement shall
          -------
be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.

     10.  Pronouns.  Whenever the context may require, any pronouns used in this
          --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     11.  Entire Agreement.  This Agreement, together with the Confidentiality
          ----------------
Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and

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understandings, whether written or oral, relating to the subject matter of this
Agreement.

     12.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument executed by both the Company and the Employee.

     13.  Governing Law.  This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     15.  Miscellaneous.
          -------------

          15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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          15.3  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the day and year first set forth above.

                                            MEDCHEM PRODUCTS, INC.



                                            By:/s/ Edward J. Quilty
                                               --------------------------------

                                            Title:
                                                  -----------------------------

                                            EMPLOYEE

                                            /s/ Timothy Partick
                                            -----------------------------------
                                            Timothy Patrick

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